UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 4, 2015, Sagent Pharmaceuticals, Inc. (the “Company”) entered into a Separation Agreement and Release of Claims (the “Agreement”) with Jeffrey Yordon related to Mr. Yordon’s previously announced retirement as Chief Executive Officer of the Company on March 25, 2015. Pursuant to the terms of the Agreement, Mr. Yordon will be entitled to receive the severance and other benefits specified in Section 9(b) of his Employment Agreement dated January 20, 2011. The Agreement also provides certain additional benefits to and imposes certain obligations on Mr. Yordon. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On May 4, 2015, the Company entered into an amendment (the “Amendment”) to the employment agreement dated January 20, 2011 with Michael Logerfo, the Company’s President. Pursuant to the Amendment, which is effective as of April 15, 2015, Mr. Logerfo’s base salary was increased to an amount no less than $451,900 per year and the definition of “Good Reason” was modified. A copy of the amendment to Mr. Logerfo’s employment agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Separation Agreement and Release of Claims dated May 4, 2015, by and among Sagent Pharmaceuticals, Inc., and Jeffrey Yordon.

10.2	Amendment to Employment Agreement dated May 4, 2015, by and among Sagent Pharmaceuticals, Inc., and Michael Logerfo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: May 8, 2015		/s/ Michael Logerfo
	Name:	Michael Logerfo
	Title:	President, Chief Legal Officer and Corporate Secretary